Exhibit 5.1

[Letterhead of Cozen O’Connor]

April 5, 2013

Safe Bulkers, Inc. 32 Avenue Karamanli 16605 Voula Athens, Greece

Re:	Safe Bulkers, Inc.

Dear Sirs:

We have acted as special counsel on matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) to Safe Bulkers, Inc. (the “Company”) in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, of a Registration Statement on Form F-3 (the “Registration Statement”) relating to the registration by the Company of its (i) common stock, including preferred stock purchase rights (the “Rights”), par value $0.001 per share (the “Common Stock”), (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) equity warrants of the Company (the “Warrants”), (iv) debt securities of the Company (the “Debt Securities”),and (v) equity subscription rights of the Company (the “Subscription Rights”, and together with the Common Stock, Preferred Stock, the Warrants and Debt Securities, the “Securities”) having an aggregate initial offering price of up to $300,000,000. Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In so acting, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the form of preliminary prospectus (the “Prospectus”) included therein, (ii) the Stockholder Rights Agreement dated as of May 14, 2008 (the “Stockholder Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as rights agent and (iii) originals, or copies certified or otherwise identified to our satisfaction, of all such records of the Company, agreements and other documents, certificates of public officials, officers and representatives of the Company and

Safe Bulkers, Inc.

April 5, 2013

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other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as photostatic or facsimile copies, and the accuracy of the factual representations made to us by officers and other representatives of the Company. As to any questions of fact material to our opinion, we have, wherein relevant facts were not independently established, relied upon the aforesaid certificates.

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Securities being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock have been duly authorized and will be validly issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than par value, if any, thereof, (iv) any Securities consisting of Preferred Stock, including shares of Preferred Stock issuable upon conversion, exchange or exercise of any Security that may be issued under the Registration Statement, will be duly authorized and validly issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (v) the Registration Statement, and any amendments thereto, will have become effective, (vi) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, and (vii) all Securities will be issued in compliance with applicable U.S. Federal and State Securities and other laws.

With respect to the issuance and sale of any series of Preferred Stock, we have further assumed that an appropriate certificate of designations, or similar instruments setting forth the preferential, deferred, qualified and/or special rights, privileges, and/or conditions with respect to such series of Preferred Stock will have been duly adopted by Company’s Board of Directors in the form to be incorporated by reference and exhibit to the Registration Statement.

With respect to the issuance and sale of any Warrants, we have further assumed that (i) a warrant agreement (the “Warrant Agreement”) with respect to such Warrants will have been executed and delivered by the Company, as issuer, and a warrant agent, (ii) the Warrant Agreement will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands law, (iii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by the warrant agent appointed by the Company, and (iv) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefore approved by the Company.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) an indenture in substantially the form annexed to the Registration Statement which we have reviewed together with any applicable supplemental indenture (collectively, an

Safe Bulkers, Inc.

April 5, 2013

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“Indenture”) will have been duly executed and delivered by the Company and the trustee named therein, (ii) such Indenture will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands and U.S. laws, and (iii) with respect to all Debt Securities, when issued, such Debt Securities will be executed, authenticated, issued and delivered (a) against receipt of consideration therefore approved by the Company and (b) as provided in such Indenture.

With respect to the issuance and sale of Subscription Rights, we have further assumed (i) a subscription rights agreement with respect to such Subscription Rights will have been executed and delivered by the parties thereto, (ii) the subscription rights agreement will be governed by New York law and will be in compliance with all applicable provisions of Marshall Islands law, and (iii) the Subscription Rights will have been duly executed and delivered in accordance with the subscription rights agreement upon payment of the consideration therefore provided for therein.

We have also assumed the power, authority and legal rights of all parties (other than the Company) to the Shareholder Rights Agreement to enter into and perform their respective obligations thereunder and the due authorization, execution and delivery of such document by such parties.

This opinion is limited to Marshall Islands Law as of the date hereof. In rendering our opinion as to the valid existence in good standing of the Company, we have relied solely on a Certificate of Goodstanding issued by the Registrar of Corporations of the Republic of The Marshall Islands on the date hereof. In rendering our opinion in Paragraph D below, we have, with your permission, relied on the opinion addressed to you dated the date hereof of Kirkland & Ellis LLP, U.S. counsel to the Company, with respect to the Stockholders Rights Agreement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

A.	The Company is a corporation duly incorporated, validly existing and in good standing under the law of the Republic of The Marshall Islands and has the corporate power to issue the Securities.
B.	Any Securities consisting of Common Stock or Preferred Stock, including any shares of Common Stock or Preferred Stock issued on conversion, exchange or exercise of other Securities, when issued and delivered against payment therefore, will be duly and validly issued, fully paid and non-assessable.
C.	Any Securities consisting of Warrants, Debt Securities or Subscription Rights will constitute legal, valid and binding obligations of the Company and will be, in the case of the Debt Securities, entitled to the benefits provided by the applicable Indenture.
D.	When issued in accordance with the terms of the Stockholder Rights Agreement, the Rights associated with the Common Stock will have been

Safe Bulkers, Inc.

April 5, 2013

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validly issued and will constitute valid and binding obligations of the Company.

Our opinions in Paragraphs C and D above is subject to the qualification that the rights and remedies of any party to the Stockholder Rights Agreement (a) may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting generally the enforcement of creditors’ rights from time to time in effect, and (b) are subject to general principles of equity (regardless of whether such rights and remedies are considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or other similar principles.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in laws.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in such Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

COZEN O’CONNOR